UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 1, 2019 (March 1, 2019)

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38532	82-4052852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Burton Hills Blvd., Suite 415 Nashville, TN		37215
(Address of principal executive offices)		(Zip Code)
(615) 465-4487
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
i3 Verticals, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders on March 1, 2019 (the “Annual Meeting”). A total of 22,887,270 shares of the Company’s Class A and Class B common stock, each with par value $0.0001 per share (collectively, “Common Stock”) were present in person or represented by proxy at the meeting, representing approximately 87.0% of the Company’s outstanding Common Stock as of the January 18, 2019 record date. The following describes the matters that were submitted to the vote of the stockholders of the Company at the Annual Meeting and the result of the votes on these matters:
1. The stockholders elected each of the following persons as directors of the Company for a term of one year and until his or her successor is elected and qualified.

Name	For	Withheld	Broker Non-Votes
(a) Gregory Daily	19,987,944	2,011,646	887,680
(b) Clay Whitson	19,682,813	2,316,777	887,680
(c) Elizabeth S. Courtney	21,934,993	64,597	887,680
(d) John Harrison	21,931,914	67,676	887,680
(e) R. Burton Harvey	21,214,497	785,093	887,680
(f) Timothy McKenna	21,929,778	69,812	887,680
(g) David Morgan	21,932,314	67,276	887,680
(h) David Wilds	21,932,314	67,276	887,680
2. The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending September 30, 2019.

For	Against	Abstain	Broker Non-Votes
22,477,138	318,099	92,033	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 1, 2019

i3 VERTICALS, INC.

By:	/s/ Clay Whitson
Name:	Clay Whitson
Title:	Chief Financial Officer